Exhibit 99.1

This Statement on Form 3 is filed by Fortress Investment Holdings LLC, Fortress Investment Group LLC, and Drawbridge Special Opportunities Advisors LLC. The principal business address of each of the Reporting Persons is 1345 Avenue of the Americas, 46th Floor, New York, NY 10105.

Name of Designated Filer: Fortress Investment Holdings LLC

Date of Event Requiring Statement: November 09, 2006

Issuer Name and Ticker or Trading Symbol: ACA Capital Holdings Inc. (ACA)

                                  FORTRESS INVESTMENT HOLDINGS LLC

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                                  By: Randal A. Nardone
                                  Its:Chief Operating Officer

                                  FORTRESS INVESTMENT GROUP LLC


                                  By: Randal A. Nardone
                                  Its:Chief Operating Officer and Secretary

                                  DRAWBRIDGE SPECIAL OPPORTUNITIES ADVISORS LLC

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                                  By: Constantine M. Dakolias
                                  Its:Chief Credit Officer & Vice President